UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000
Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HAIN	The Nasdaq Stock Market LLC

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2022, the Board of Directors (the “Board”) of The Hain Celestial Group, Inc. (the “Company”), upon the recommendation of the Corporate Governance and Nominating Committee of the Board, appointed Carlyn R. Taylor as a new director, effective immediately. Ms. Taylor was also appointed as a member of the Audit Committee of the Board. Ms. Taylor is expected to be nominated for reelection at the Company’s 2022 annual meeting of stockholders.

Ms. Taylor has been the Global Co-Leader of Corporate Finance at FTI Consulting, Inc., a global business advisory firm, since 2016. Since 2017, Ms. Taylor has also served as a Chairperson of FTI Capital Advisors, an investment banking subsidiary of FTI Consulting. She has held various roles at FTI Consulting and its affiliates since 2002. Prior to joining FTI Consulting, Ms. Taylor spent 12 years at PricewaterhouseCoopers, first as a consultant in Price Waterhouse from 1990 to 1998 and then as a partner from 1998 to 2002, where she founded and led the telecommunication industry practice within the Financial Advisory Services group. Ms. Taylor has served as a director of Flowserve Corporation (NYSE) since August 2020.

There is no arrangement or understanding between Ms. Taylor and any other person pursuant to which Ms. Taylor was selected as a director. There have been no transactions involving Ms. Taylor that would be required to be disclosed by Item 404(a) of Regulation S-K.

The Corporate Governance and Nominating Committee of the Board has determined that (1) Ms. Taylor is “independent” as defined by applicable rules of The Nasdaq Stock Market LLC and the U.S. Securities and Exchange Commission (the “SEC”) applicable to Board and Audit Committee service, and (2) Ms. Taylor is an “audit committee financial expert” as defined by applicable SEC rules.

In connection with her service as a non-employee director, Ms. Taylor will receive prorated compensation in accordance with the Company’s compensation program for non-employee directors as described in the Company’s proxy statement for its 2021 Annual Meeting of Stockholders, filed with the SEC on September 17, 2021. The Company also expects Ms. Taylor to enter into the Company’s standard indemnification agreement for its non-employee directors.

A copy of the Company’s press release issued on June 2, 2022 announcing Ms. Taylor’s appointment to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of The Hain Celestial Group, Inc. dated June 2, 2022.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2022

THE HAIN CELESTIAL GROUP, INC.

By:	/s/ Kristy M. Meringolo
Name:	Kristy M. Meringolo
Title:	EVP, General Counsel and Corporate Secretary